Exhibit 10.2

PNC Bank, National Association

350 S. Grand Ave., (2 Cal Plaza) Suite 3850

Los Angeles, CA 90071

May 31, 2019

DASAN Zhone Solutions, Inc.

7195 Oakport Street

Oakland, California 94621

Re:

(i) Revolving Credit, Term Loan, Guaranty and Security Agreement, dated as of February 27, 2019 (as it may hereafter be amended, supplemented, modified, restated and replaced from time to time, “Domestic Credit Agreement”), by and among DASAN ZHONE SOLUTIONS, INC., a Delaware corporation (“DZSI”), ZTI MERGER SUBSIDIARY III, INC., a Delaware corporation (“ZTI,” and together with DZSI and each Person joined hereto as a borrower from time to time, collectively, the “Domestic Borrowers” and each, a “Domestic Borrower”), those certain Subsidiaries of DZSI party thereto from time to time as Guarantors thereunder (collectively, the “Domestic Guarantors”), the financial institutions which are now, or which hereafter, become a party thereto as lenders (collectively, the “Domestic Lenders”), and PNC Bank, National Association (“PNC”), as agent (the “Domestic Agent”), PNC and Citibank, N.A., as Joint Lead Arrangers, and Citibank, N.A., as Documentation Agent and (ii) Export-Import Revolving Credit, Guaranty and Security Agreement, dated as of February 27, 2019 (as it may hereafter be amended, supplemented, modified, restated and replaced from time to time, “Ex-Im Subfacility Credit Agreement”, and together with the Domestic Credit Agreement, the “Credit Agreements”), among DZSI and ZTI (together with DZSI and each Person joined hereto as a borrower from time to time, collectively, the “Ex-Im Borrowers” and each, an “Ex-Im Borrower”, and together with the Domestic Borrowers, collectively, the “Borrowers” and each, a “Borrower”), those certain Subsidiaries of DZSI party thereto from time to time as Guarantors thereunder (collectively, the “Ex-Im Guarantors”, and together with the Domestic Guarantors, collectively, the “Guarantors”, and together with the Borrowers, collectively, the “Loan Parties”), the financial institutions which are now, or which hereafter, become a party thereto as lenders (collectively, the “Ex-Im Lenders”, and together with the Domestic Lenders, collectively, the “Lenders”), and PNC, as agent (the “Ex-Im Agent”, and together with the Domestic Agent, collectively, the “Agents” and each, an “Agent”), PNC and Citibank, N.A., as Joint Lead Arrangers, and Citibank, N.A., as Documentation Agent.

Ladies and Gentlemen:

Reference is made to the Credit Agreements described above.  Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the respective Credit Agreements; provided that, for the avoidance of doubt, except as otherwise expressly provided herein, any capitalized term used herein and not otherwise defined herein that is a defined term under both Credit Agreements having an identical definition in each Credit Agreement shall have the meanings given to such term in the Credit Agreements and any capitalized term used herein and not otherwise defined herein that is a defined term under only one Credit Agreement shall have the meaning given to such term in such Credit Agreement.

Pursuant to Section 7.17(c) of each of the respective Credit Agreements, the Loan Parties are required to repay the Permitted LGU Indebtedness by the close of business (Korea time) on June 18, 2019.  Loan Parties have advised Agent and Lenders that, notwithstanding this requirement, DNS Korea wishes to enter into an agreement with LG Uplus Corp. to extend the maturity of the Permitted LGU Indebtedness through June 18, 2020, and Loan Parties have requested that Agent and Lenders consent to such extension.  Agent and Lenders have agreed to such request on the terms and conditions set forth herein.

Therefore, in exchange for good and sufficient consideration, the receipt and sufficiency of which by each party hereto is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

A.Agent and Lenders hereby consent to the extension of the maturity of the Permitted LGU Indebtedness through June 18, 2020.

B.The definition of “Permitted LGU Indebtedness” ” set forth in Section 1.2 of each of the Credit Agreements is hereby amended and restated in its entirety as follows:

“Permitted LGU Indebtedness” shall mean unsecured Indebtedness of DNS Korea owing to LG Uplus Corp. under that certain loan agreement dated as of June 11, 2018 between  LG Uplus Corp. and DASAN Network Solutions, Inc. and under any promissory notes or other loan documents relating thereto, with an aggregate maximum principal amount (exclusive of interest, fees, and other non-principal amounts) not to exceed KRW Two Billion (₩2,000,000,000) outstanding at any one time, provided that, such Indebtedness shall only constitute Permitted LGU Indebtedness (and Permitted Indebtedness permitted under the provisions of Section 7.8) to the extent that (x) no Company other than DNS Korea shall have any obligation or liability (whether pursuant to any guaranty or suretyship agreement or otherwise) for such Indebtedness, (y) such Indebtedness shall at all times be on an interest free basis, and (y) such Indebtedness shall at all times remain unsecured by any Liens granted by any Loan Party including DNS Korea.  Loan Parties shall provide at least thirty (30) days prior written notice to Agent and Lenders of any intention to incur any Refinancing Indebtedness to refinance the Permitted LGU Indebtedness.

C.Section 7.17(c) of each of the respective Credit Agreements is hereby replaced in its entirety as follows:  “[RESERVED]”.

D.Subclause (y) of clause (e) of the definition of “Debt Payments” is hereby restated in its entirety as follows: “(y) an amount equal to aggregate amount of the repayment in full in cash of the Permitted LGU Indebtedness on any scheduled maturity thereof.”

This letter agreement shall be effective upon execution and delivery hereof by all parties, and shall be binding upon and inure to the benefit of Loan Parties, the Agents, each Lender, all future holders of the Obligations, and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this letter agreement without the prior written consent of the applicable Agent and each Lender party to such Credit Agreement.  This letter agreement may not be amended or waived except by an instrument in writing signed by the parties hereto.  This letter agreement and all matters relating hereto or arising herefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York.  This letter agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement.  Delivery of an executed signature page of this letter agreement by facsimile transmission or other similar method of electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.  The provisions of Sections 12.1, 12.2, 12.3, and 16.1 of the Domestic Credit Agreement are hereby incorporated by reference.  This letter agreement, together with the Credit Agreements and Other Documents (each as in effect on the date hereof as amended or modified hereby) represent and embody the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements, commitments, arrangements, negotiations or understandings, whether written or oral, of the parties with respect the subject matter hereof and thereof.  Except as expressly set forth herein, all of the terms and conditions of each Credit Agreement and the Other Documents relating to each of them are hereby ratified and confirmed and continue unchanged and in full force and effect.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties have executed this letter agreement as of the day and year first above written.  If the terms and provisions of this agreement are acceptable to Loan Parties, please so indicate by executing this letter agreement below.

PNC BANK, NATIONAL ASSOCIATION, as Domestic Agent, Ex-Im Agent, Domestic Lender, and Ex-Im Lender

By:	/s/ Steve Roberts
Name:	Steve Roberts
Title:	Senior Vice President

CITIBANK, N.A. as Domestic Lender and Ex-Im Lender

By:	/s/ Christopher Snider
Name:	Christopher Snider
Title:	Senior Vice President

Accepted and Agreed to:

DASAN ZHONE SOLUTIONS, INC.
as Borrowing Agent under the Domestic Credit Agreement and Borrowing Agent under the Ex- Im Subfacility Credit Agreement, on behalf of all Loan Parties

By:	/s/ Michael Golomb
Name:	Michael Golomb
Title:	Chief Financial Officer

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